SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
January 29, 2020
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SCIENTIFIC INDUSTRIES, INC.
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(Exact name of registrant as specified in its charter)

Delaware	000-6658	04-2217279
(State or other Jurisdiction)	(Commission File Number)	(IRS Employer No.)

80 Orville Drive
Bohemia, New York 11716
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(Address of principal executive offices)

(631) 567-4700
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(Registrant's telephone number, including area code)

Not Applicable
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(Former name or former address, if changed since last report)

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 29, 2020, the Board of Directors of the Company appointed John Moore as its Chairman of the Board and Joseph Cremonese as its Chairman Emeritus. Mr. Moore, age 54, was appointed a Class B director on January 23, 2019 and re elected at the Company’s 2019 Annual Meeting to serve until the Company’s Annual Meeting of Stockholders with respect to the year ending June 30, 2022.

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the Annual Meeting of Stockholders of the Company held on January 29, 2020, the stockholders took the following actions:

1. Elected Mr. Marcus Frampton and Mr. John Moore as Class B Directors to serve until the Annual Meeting of Stockholders for the year ended June 30, 2022 by the following votes:

	For	Withheld
Marcus Frampton	762,420	90,815
John Moore	762,420	90,815

2. Approved by a vote of 766,863 shares for, 2,245 shares against, and 83,127 shares abstaining, the amendment to the Company’s 2012 Stock Option Plan to increase the number of shares available for issuance thereunder by 150,000 shares, from 157,000 to 307,000 shares.

3. Approved by a vote of 1,116,329 shares for, no shares against, and 152 shares abstaining, the appointment by the Board of Directors of Nussbaum Berg Klein & Wolpow CPAs LLP as the Company's independent registered public accounting firm with respect to the Company's financial statements for the year ending June 30, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC INDUSTRIES, INC.

Date: February 10, 2020	By:	/s/ Helena R. Santos
Helena R. Santos,
President and Chief Executive Officer

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